STATE STREET BANK AND TRUST COMPANY
                             Custodian Fee Schedule
                        NEUBERGER AND BERMAN FUND COMPLEX

Equity Managers Trust:
---------------------
 .    Neuberger and Berman Focus Portfolio
 .    Neuberger and Berman Genesis Portfolio
 .    Neuberger and Berman Guardian Portfolio
 .    Neuberger and Berman Manhattan Portfolio
 .    Neuberger and Berman Partners Portfolio
 .    Neuberger and Berman Socially Responsive Portfolio

Income Managers Trust:
---------------------
 .        Neuberger and Berman Cash Reserves Portfolio
 .        Neuberger and Berman Government Money Portfolio
 .        Neuberger and Berman Limited Maturity Bond Portfolio
 .        Neuberger and Berman Municipal Money Portfolio
 .        Neuberger and Berman Municipal Securities Portfolio
 .        Neuberger and Berman New York Insured Intermediate  Portfolio
 .        Neuberger and Berman Ultra Short Bond

Advisers Managers Trust:
-----------------------
 .        AMT Balanced Investments
 .        AMT Government Income Investments
 .        AMT Growth Investments
 .        AMT International Investments
 .        AMT Limited Maturity Bond Investments
 .        AMT Liquid Asset Investments
 .        AMT Partners Investments

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I.       ADMINISTRATION
--------------------------------------------------------------------------

         Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.

         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.



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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page 2

                        ANNUAL FEES PER PORTFOLIO

                                                     Custody, Portfolio
Fund Net Assets                                     and Fund Accounting
---------------                                     -------------------
      $0 - $  20 million                                   .075%
      $20 - $100 million                                   .037%
     $100 - $200 million                                   .028%
     $200 - $500 million                                   .014%
     Over   $500 million                                   .013%



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II.      GLOBAL CUSTODY
--------------------------------------------------------------------------

         These fees are divided into two categories: Transaction Charges and Holdings Charges which are calculated based on the following country groups:

         A.  Country Grouping
             ----------------


---------------------------------------------------------------------------------------------------------------------
   Group A          Group B          Group C           Group D            Group E                 Group F
---------------------------------------------------------------------------------------------------------------------
USA              Austria         Australia         Denmark            Indonesia         Argentina
                 Canada          Belgium           Finland            Malaysia          Bangladesh

                 Euroclear       Hong Kong         France             Philippines       Brazil
                 Germany         Netherlands       Ireland            Portugal          Chile
                 Japan           New Zealand       Italy              So. Korea         China
                                 Singapore         Luxembourg         Spain             Columbia
                                 Switzerland       Mexico             Sri Lanka         Czech Republic
                                                   Norway             Sweden            Cyprus
                                                   Thailand           Taiwan            Greece
                                                   U.K.                                 Hungary
                                                                                        India
                                                                                        Israel
                                                                                        Morocco
                                                                                        Pakistan
                                                                                        Peru

                                                                                        Poland
                                                                                        So. Africa
                                                                                        Turkey
                                                                                        Uruguay
                                                                                        Venezuela




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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page 3


         B.  Transactions Charges
             --------------------



         Group A               Group B        Group C         Group D          Group E              Group F
State Street Bank                $25            $50             $60              $70                 $150
Repos or Euros -
$7.00
DTC or Fed Book
Entry - $12.00
All Other - $25.00



         C.   Holdings Charges
              ----------------

         Group A                Group B          Group C           Group D           Group E           Group F
           1.5                    5.0              6.0              10.0              25.0               40.0


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III.     Portfolio Trades - For Each Line Item Processed
-----------------------------------------------------------------

         State Street Bank Repos                                     $ 7.00
         DTC of Fed Book Entry                                       $12.00
         New York Physical Settlements                               $25.00
         Maturity Collection (NY Physical Items Only)                $ 8.00
         All Other Trades                                            $16.00

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IV.Options
-----------------------------------------------------------------

         Option charge for each option written or
         closing contract, per issue, per broker                     $25.00
         Option expiration charge, per issue, per broker             $15.00
         Option exercised charge, per issue, per broker              $15.00

------------------------------------------------------------------
V.       Lending of Securities
------------------------------------------------------------------

         Deliver loaned securities versus cash                       $20.00
         collateral
         Deliver loaned securities versus securities                 $30.00
         collateral
         Receive/deliver additional cash collateral                  $ 6.00
         Substitutions of securities collateral                      $30.00
         Deliver cash collateral versus receipt of                   $15.00
         loaned securities



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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page 4


         Deliver securities collateral versus receipt of             $25.00
         loaned securities
         Loan administration - mark-to-market per day,               $ 3.00
         per loan

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VI.      Interest Rate Futures
------------------------------------------------------------------

         Transactions - no security movement                         $ 8.00

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VII.     Pricing Service
------------------------------------------------------------------

         Monthly Quote Charge (based on average number               $ 6.00
         of positions in portfolio)

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VIII.             Holdings Charge
-----------------------------------------------------------------

         For each issue maintained - monthly charge                 $  5.00

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IX.      Principal Reduction Payments
------------------------------------------------------------------

         Per Paydown                                                 $10.00

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X.       Dividend/Interest Collection Charges
-----------------------------------------------------------------

         For items held at the request of traders over               $50.00
         record date in street form





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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page 5


------------------------------------------------------------------
XI.      Spoke Configuration
------------------------------------------------------------------

         Annual fee of $10,000 per each series in each Spoke Entity.

         Spoke Entities:
         ---------------
         Neuberger and Berman Equity Funds (except N & B International Fund) Neuberger and Berman Equity Trust Neuberger and Berman Income Funds Neuberger and Berman Income Trust Neuberger and Berman Advisers Management Trust Neuberger and Berman Equity Assets

--------------------------------------------------------
XII.     Special Services
--------------------------------------------------------

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.

--------------------------------------------------------------------
XIII.             Out-of-Pocket Expenses
--------------------------------------------------------------------
         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of- pocket expenses include, but are not limited to the following:

         .    Wire charges relative to custodian functions ($5.25 per
              wire in and $5.00 out) Postage and Insurance
         .    Courier Service
         .    Duplicating
         .    Legal fees in jointly agreed upon situations
         .    Supplies related to fund records
         .    Rush transfer - $8.00 each
         .    Transfer fees
         .    Sub-custodian charges
         .    Price Waterhouse audit letter
         .    Federal Reserve fee for return check items over
              $2,500 - $4.25
         .    GNMA Transfer - $15 each




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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page 6

-------------------------------------------------------------------
XIV.     Payment and Earnings Credit
-------------------------------------------------------------------

         The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

         An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.



NEUBERGER & BERMAN FUND COMPLEX                        STATE STREET BANK AND TRUST CO.


By:      /s/ Michael J. Weiner                          By:     /s/  K. Griffin
         ------------------------------------                   --------------------------

Title:   Vice President Equity Managers Trust        Title:     Vice President
         ------------------------------------                   --------------------------


Date:         7-31-96                                  Date:    July 31, 1996
         ------------------------------------                   --------------------------
